Exhibit 2.2

AMENDMENT NO. 2

TO BYLAWS

OF

RMX INDUSTRIES, INC.

This Amendment No. 2 (“Amendment No. 2”) to the Bylaws (the “Bylaws”) of RMX Industries, Inc., a Nevada corporation (the “Corporation”), is effective as of April 1, 2026.

WHEREAS, the Board of Directors of the Corporation has approved Amendment No. 2 as set forth below.

NOW, THEREFORE, BE IT RESOLVED, the Bylaws are hereby amended as follows:

1.	Section 2.7 of the Bylaws is hereby amended and restated as follows:

2.7 Voting. When a quorum is present at any meeting of the Corporation’s stockholders, the affirmative vote of a majority of the votes cast shall decide any questions brought before such meeting, unless the question is one upon which, by express provision of law, the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Voting for directors shall be in accordance with Section 3.2 of these Bylaws. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.	Section 3.5 of the Bylaws is hereby amended and restated as follows:

3.5 Removal. Any director may be removed either for or without cause at any special meeting of stockholders by the affirmative vote of at least two thirds of the voting power of the issued and outstanding stock entitled to vote; provided, however, that notice of intention to act upon such matter shall have been given in the notice calling such meeting.

3.	Except as modified by this Amendment No. 2, the Bylaws remain unchanged and, as modified, continue in full force and effect.

CERTIFICATE OF ADOPTION OF AMENDMENT NO. 2

TO BYLAWS
OF

RMX INDUSTRIES, INC.

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of RMX Industries, Inc., a Nevada corporation (the “Corporation”), and that the foregoing Amendment No. 2 to the Bylaws was adopted as part of the Corporation’s Bylaws as of the date hereof by the Corporation’s Board of Directors.

The undersigned has executed this Certificate as of April 1, 2026.

/s/ Michael Chermak
Michael Chermak
Secretary